Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Second Quarter 2021 Results
Portsmouth, N.H., August 5, 2021 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2021.
Second Quarter 2021 Highlights
•Net sales were $657.7 million for the second quarter of 2021, compared to net sales of $358.2 million for the second quarter of 2020.
•GAAP net loss was $45.6 million for the second quarter of 2021, compared to net loss of $25.1 million for the second quarter of 2020.
•Adjusted gross margin* was $38.8 million for the second quarter of 2021, compared to adjusted gross margin of $65.2 million for the second quarter of 2020.
•Adjusted EBITDA* was $3.0 million for the second quarter of 2021, compared to adjusted EBITDA of $28.0 million for the second quarter of 2020.
"While second quarter results were weaker than last year's contango-driven gains, Sprague's year-to-date results are consistent with the prior year and our expectations.", said David Glendon, President and Chief Executive Officer.
Refined Products
•Volumes in the Refined Products segment increased 10% to 289.5 million gallons in the second quarter of 2021, compared to 264.3 million gallons in the second quarter of 2020.
•Adjusted gross margin in the Refined Products segment decreased $25.7 million, or 49%, to $27.2 million in the second quarter of 2021, compared to $52.9 million in the second quarter of 2020.
“Marketing volumes have nearly returned to pre-pandemic levels, while the market structure has retreated from the attractive carry structure experienced last year," stated Mr. Glendon.
Natural Gas
•Natural Gas segment volumes increased 5% to 11.7 million Bcf in the second quarter of 2021, compared to 11.1 million Bcf in the second quarter of 2020.
•Natural Gas adjusted gross margin decreased $0.5 million, or 21%, to $(2.7) million for the second quarter of 2021, compared to $(2.2) million for the second quarter of 2020.
"Natural Gas volumes are recovering with the return of commercial and industrial activity, though warmer temperatures and lower volatility limited optimization opportunities," added Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin decreased by $0.2 million, to $12.7 million for the second quarter of 2021, compared to $12.9 million for the second quarter of 2020.

"Materials Handling decreased slightly due to reduction in tank leases at our Canadian operations," concluded Mr. Glendon.
Quarterly Distribution
On July 23, 2021, the Board of Directors ("Board") of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended June 30, 2021, equivalent to the previous quarter. The distribution will be paid on August 9, 2021 to unitholders of record as of the close of business on August 3, 2021.
2021 Guidance
•With regard to Sprague's anticipated 2021 financial results, and assuming normal weather and market structure conditions, we expect Adjusted EBITDA to be in the range of $105 million to $120 million.
•The Board continues to evaluate our distribution policy each quarter, and we do expect a reduction effective with the 3rd quarter distribution. We believe this reduction will enable the Partnership to fund attractive growth opportunities in the transitioning energy landscape with cash from operations, a more sustainable financial model for the business. The management team will provide more information on this anticipated change during the second quarter earnings call.
Financial Results Conference Call
Management will review Sprague’s second quarter 2021 financial results in a teleconference call for analysts and investors today, August 5, 2021 at 1:00 PM EST.
Dial-in Numbers:    (866) 516-2130 (U.S. and Canada)
            (678) 509-7612 (International)
Participation Code:    5748269

Participants can dial in up to 30 minutes prior to the start of the call. The conference call may also be accessed live by webcast link: https://edge.media-server.com/mmc/p/g5ide42a. This link is also available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com under "Calendar of Events" and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, adjusted gross margin, distributable cash flow and distribution coverage ratio are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense (excluding imputed interest on deferred acquisition payments), cash taxes, and maintenance capital expenditures. Distributable cash flow calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions expected to be paid to its unitholders.
Sprague also calculates the ratio of distributable cash flow to the total cash distribution declared for the period (the distribution coverage ratio) as it provides important information relating to the relationship between Sprague's financial operating performance and its cash distribution capability. Sprague defines the distribution coverage ratio as the ratio of distributable cash flow to the quarterly distribution payable on all outstanding common and subordinated units and incentive distributions.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including among other things, statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2021 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Income Statements Data:
Net sales	$657,672	$358,214	$1,693,805	$1,318,093
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	659,803	325,233	1,584,585	1,175,252
Operating expenses	19,148	18,471	38,379	39,283
Selling, general and administrative	16,719	18,923	41,958	38,956
Depreciation and amortization	8,258	8,518	16,741	17,115
Total operating costs and expenses	703,928	371,145	1,681,663	1,270,606
Other operating income	9,725	—	9,725
Operating (loss) income	(36,531)	(12,931)	21,867	47,487
Other income	—	64	2	64
Interest income	77	72	143	248
Interest expense	(8,587)	(10,788)	(17,402)	(22,074)
(Loss) income before income taxes	(45,041)	(23,583)	4,610	25,725
Income tax provision	(562)	(1,542)	(1,433)	(4,113)
Net (loss) income	(45,603)	(25,125)	3,177	21,612
Incentive distributions declared	—	(2,072)	—	(4,144)
Limited partners' interest in net (loss) income	$(45,603)	$(27,197)	$3,177	$17,468
Net (loss) income per limited partner unit:
Common - basic	$(1.74)	$(1.19)	$0.13	$0.76
Common - diluted	$(1.74)	$(1.19)	$0.13	$0.76
Units used to compute net income per limited partner unit:
Common - basic	26,226,255	22,922,902	25,066,494	22,871,943
Common - diluted	26,226,255	22,922,902	25,066,494	22,937,273
Distribution declared per unit	$0.6675	$0.6675	$1.3350	$1.3350

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	289,458	264,332	805,303	744,813
Natural gas (MMBtus)	11,692	11,141	30,527	29,469
Materials handling (short tons)	507	391	924	1,277
Materials handling (gallons)	124,444	148,872	182,303	227,319
Net Sales:
Refined products	$589,142	$292,889	$1,505,342	$1,134,831
Natural gas	51,360	47,988	153,935	143,766
Materials handling	12,725	12,974	24,771	28,531
Other operations	4,445	4,363	9,757	10,965
Total net sales	$657,672	$358,214	$1,693,805	$1,318,093
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating (loss) income	$(36,531)	$(12,931)	$21,867	$47,487
Operating costs and expenses not allocated to operating segments:
Operating expenses	19,148	18,471	38,379	39,283
Selling, general and administrative	16,719	18,923	41,958	38,956
Depreciation and amortization	8,258	8,518	16,741	17,115
Other operating income	(9,725)	—	(9,727)	—
Change in unrealized loss (gain) on inventory	5,369	32,326	(20,888)	18,775
Change in unrealized value on natural gas transportation contracts	35,592	(123)	56,711	(13,322)
Total adjusted gross margin:	$38,830	$65,184	$145,041	$148,294
Adjusted Gross Margin:
Refined products	$27,165	$52,861	$78,198	$88,650
Natural gas	(2,725)	(2,245)	38,364	27,542
Materials handling	12,694	12,895	24,770	28,476
Other operations	1,696	1,673	3,709	3,626
Total adjusted gross margin	$38,830	$65,184	$145,041	$148,294

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(45,603)	$(25,125)	$3,177	$21,612
Add/(deduct):
Interest expense, net	8,510	10,716	17,259	21,826
Tax provision	562	1,542	1,433	4,113
Depreciation and amortization	8,258	8,518	16,741	17,115
EBITDA	$(28,273)	$(4,349)	$38,610	$64,666
Add/(deduct):
Change in unrealized loss (gain) on inventory	5,369	32,326	(20,888)	18,775
Change in unrealized value on natural gas transportation contracts	35,592	(123)	56,711	(13,322)
Gain on sale of fixed assets not in the ordinary course of business including gain on insurance recoveries	(9,725)	—	(9,727)	—
Acquisition related expenses	—	1	—	1
Other adjustments (1)	35	161	65	320
Adjusted EBITDA	$2,998	$28,016	$64,771	$70,440
Add/(deduct):
Cash interest expense, net	(6,664)	(8,314)	(14,031)	(18,144)
Cash taxes	(694)	(1,659)	(1,677)	(4,719)
Maintenance capital expenditures	(3,515)	(1,271)	(5,523)	(4,034)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	185	853	2,553	1,261
Other	(6)	(456)	—	564
Distributable cash flow	$(7,696)	$17,169	$46,093	$45,368

 (1)    Represents the change in fair value of contingent consideration related to the 2017 Coen Energy acquisition and other expense.